Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS ANNOUNCES FIRST QUARTER 2016 RESULTS

First Quarter Highlights:

•                  Reported first quarter 2016 net sales of $48.8 million

•                  Net income of $0.23 per diluted share includes $10.0 million gain, or $0.27 per diluted share, from successful conclusion of patent infringement lawsuit

•                  Produced Adjusted EBITDA of $6.3 million

•                  Company paid a $0.235 per share cash dividend on March 31, 2016, an increase of 5.6% over the previous dividend

•                  Reaffirms 2016 outlook

May 9, 2016 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), North America’s premier manufacturer of vehicle attachments and equipment, today announced financial results for the first quarter ended March 31, 2016.

First Quarter Results

Net sales were $48.8 million in the first quarter of 2016, compared to $53.9 in the first quarter of 2015. The decrease in net sales stems from lower shipments of plows as well as parts and accessories of commercial snow and ice products when compared to the prior year period.

“Given the continued low snowfall environment across North America during the first quarter, we are pleased with our overall results, which were in line with our expectations,” said James L. Janik, Chairman, President and Chief Executive Officer.  “For our commercial snow and ice products, non-snowfall indicators remain positive, including ongoing strength in light truck sales, relatively low gas prices and positive dealer sentiment. Additionally, Henderson Products performed very well and maintained a healthy backlog going into the second quarter.”

“As always, when we experience significantly below average snowfall we implement our low snowfall playbook. We have already reduced or postponed discretionary spending plans and are focusing on improvements that will directly increase service levels and quality for our customers, while improving commercial snow and ice product profitability. These initiatives will help enhance our industry leading competitive position this year and will create a multiplier effect when snowfall returns and we fully leverage the improvements,” Janik explained.

Net income was $5.3 million, or $0.23 per diluted share based on weighted average shares of 22.4 million shares, in the first quarter of 2016 compared to net income of $0.4 million, or $0.01 per diluted share based on weighted average shares of 22.3 million shares, in the first quarter of 2015. The increase in net income in first quarter of 2016 is attributable to a gain of approximately $10 million, which equates to $0.27 per diluted share, related to the successful conclusion of a patent infringement lawsuit against Buyers Products Company, owner of the SnowDogg line of products.  This gain was partially offset by the effects of lower shipments of equipment and parts and accessories of commercial snow and ice products when compared to the prior year period.

Douglas Dynamics — First Quarter 2016

PRIVILEGED AND CONFIDENTIAL

The Company reported Adjusted EBITDA of $6.3 million in the first quarter of 2016 compared to Adjusted EBITDA of $9.6 million in the first quarter of 2015. The decrease was due to lower shipments of equipment and parts and accessories of commercial snow and ice products.

The effective tax rate for the first quarter of 2016 was 38.7%.  The estimated effective tax rate for full year 2016 is expected to be approximately 36.0%.

Balance Sheet and Liquidity

During the first quarter of 2016, the Company reported net cash provided by operating activities of $18.6 million, an increase of $7.2 million when compared to net cash provided by operating activities of $11.4 million in the same period last year.  The increase relates primarily to working capital changes.

Inventory was $73.7 million at the end of the first quarter of 2016, a slight increase when compared to the first quarter of 2015 amount of $71.0 million.

Accounts receivable at the end of the first quarter of 2016 were $29.0 million, when compared to $23.9 million at the end of the first quarter of 2015. The increase stems from the fact that the Company entered 2016 with a higher receivable balance compared to 2015, but levels remain within traditional ranges.

Dividend

As previously reported, on March 3, 2016 the Company declared a quarterly cash dividend of $0.235 per share of the Company’s common stock, which represents an increase of 5.6% when compared to the previous quarterly dividend. The dividend was paid on March 31, 2016 to stockholders of record as of the close of business on March 21, 2016.

Outlook

Based on recent results, the overall economic climate, dealer sentiment, snowfall and industry trends, the Company is reiterating its 2016 financial outlook:

•                  Net sales for the full year are expected to range between $310 million and $370 million.

•                  Adjusted EBITDA is predicted to range from $55 million to $85 million.

•                  Earnings per share are expected to range from $1.05 per share to $1.65 per share.

It is important to note that the Company’s outlook assumes that the economy will remain stable and that the Company’s core markets will experience snowfall levels within average historical ranges.

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Webcast Information

The Company will host a conference call on Tuesday, May 10, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call will be available via the Investor Relations section of the Company’s website at www.douglasdynamics.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call.

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer of vehicle attachments and equipment. For more than 65 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Our commitment to continuous improvement enables us to consistently produce the highest quality products and drive shareholder value. The Douglas Dynamics portfolio includes snow and ice management attachments sold under the FISHER®, WESTERN®, HENDERSON® and SNOWEX® brands. Additional information is available at www.douglasdynamics.com.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The non-GAAP measure used in this press release is Adjusted EBITDA.

These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, as further adjusted for stock based compensation, litigation proceeds, non-cash purchase accounting adjustments and certain charges related to certain unrelated legal fees and consulting fees.  The Company uses, and believes its investors benefit from the presentation of, Adjusted EBITDA in evaluating the Company’s operating performance because Adjusted EBITDA provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. In addition, the Company believes that Adjusted EBITDA is useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

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Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measure in this press release has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Net Income to Adjusted EBITDA Reconciliation” following the Consolidated Statements of Cash Flows included in this press release.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, a significant decline in economic conditions, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel, the inability of our suppliers to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends, our inability to compete effectively against competition, our inability to achieve the projected financial performance with the assets of TrynEx Inc., which we acquired in 2013, or the business of Henderson Enterprises Group, Inc., which we acquired in 2014, and unexpected costs or liabilities related to such acquisitions, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

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Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2016	2015
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$48,394	$36,844
Accounts receivable, net	28,965	67,707
Inventories	73,729	51,584
Refundable income taxes paid	433	4,850
Deferred income taxes	6,155	6,154
Prepaid and other current assets	2,298	2,104
Total current assets	159,974	169,243

Property, plant, and equipment, net	42,418	42,636
Goodwill	160,932	160,932
Other intangible assets, net	125,921	127,647
Other long-term assets	3,499	2,708
Total assets	$492,744	$503,166

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$10,250	$14,555
Accrued expenses and other current liabilities	16,909	25,549
Current portion of long-term debt	1,629	1,629
Total current liabilities	28,788	41,733

Retiree health benefit obligation	6,767	6,656
Pension obligation	10,641	10,839
Deferred income taxes	55,575	54,932
Long-term debt, less current portion	182,214	182,506
Other long-term liabilities	8,207	6,004

Total shareholders’ equity	200,552	200,496
Total liabilities and shareholders’ equity	$492,744	$503,166

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Douglas Dynamics, Inc.

Consolidated Statements of Income

(In thousands, except share and per share data)

	Three Month Period Ended
	March 31, 2016	March 31, 2015
	(unaudited)

Net sales	$48,789	$53,890
Cost of sales	34,658	37,453
Gross profit	14,131	16,437

Selling, general, and administrative expense	10,913	11,417
Intangibles amortization	1,726	1,903

Income from operations	1,492	3,117

Interest expense, net	(2,872)	(2,454)
Litigation proceeds	10,050	—
Other expense, net	(64)	(60)
Income before taxes	8,606	603

Income tax expense	3,328	220

Net income	$5,278	$383
Less: Net income attributable to participating securities	70	5
Net income attributable to common shareholders	$5,208	$378

Weighted average number of common shares outstanding:
Basic	22,417,337	22,247,802
Diluted	22,417,337	22,269,022

Earnings per share:
Basic earnings per common share attributable to common shareholders	$0.23	$0.02
Earnings per common share assuming dilution attributable to common shareholders	$0.23	$0.01
Cash dividends declared and paid per share	$0.24	$0.22

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Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Month Period Ended
	March 31, 2016	March 31, 2015
	(unaudited)

Operating activities
Net income	$5,278	$383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,109	3,055
Inventory step up of acquired business included in cost of sales	—	1,956
Amortization of deferred financing costs and debt discount	183	167
Stock-based compensation	1,213	1,124
Provision for losses on accounts receivable	(9)	58
Deferred income taxes	642	2,228
Earnout liability	66	232
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	38,751	36,953
Inventories	(22,145)	(24,661)
Prepaid and other assets and refundable income taxes paid	3,432	(3,809)
Accounts payable	(4,305)	499
Accrued expenses and other current liabilities	(8,640)	(6,002)
Benefit obligations and other long-term liabilities	976	(857)
Net cash provided by operating activities	18,551	11,326

Investing activities
Capital expenditures	(1,165)	(1,254)
Acquisition of business	—	(7,931)
Net cash used in investing activities	(1,165)	(9,185)

Financing activities
Shares withheld on restricted stock vesting paid for employees’ taxes	—	(27)
Dividends paid	(5,361)	(5,034)
Repayment of long-term debt	(475)	(475)
Net cash used in financing activities	(5,836)	(5,536)
Change in cash and cash equivalents	11,550	(3,395)
Cash and cash equivalents at beginning of year	36,844	24,195
Cash and cash equivalents at end of quarter	$48,394	$20,800

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Douglas Dynamics, Inc.

Net Income to Adjusted EBITDA reconciliation (unaudited)

(In thousands)

	Three month period ended March 31,
	2016	2015

Net income	$5,278	$383

Interest expense - net	2,872	2,454
Income tax expense	3,328	220
Depreciation expense	1,383	1,152
Amortization	1,726	1,903

EBITDA	14,587	6,112

Stock based compensation	1,213	1,124
Litigation proceeds	(10,050)	—
Purchase accounting (1)	66	2,188
Other charges (2)	443	184
Adjusted EBITDA	$6,259	$9,608

(1) - Reflects $66 and $136 in earnout compensation expense  related to TrynEx in the three months ended March 31, 2016 and March 31, 2015, respectively. Reflects $96 in earn out compensation expense related to Henderson in the three months ended  March 31, 2015.  Reflects $1,956 in inventory step up related to Henderson included in cost of sales in the three months ended March 31, 2015.

(2) - Reflects expenses of $443 and $184 for one time, unrelated legal and consulting fees for the three months ended March 31, 2016 and March 31, 2015, respectively.

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